EXHIBIT 99.1

Technical Communications Corporation Reports Nasdaq Notice of Continued Noncompliance and Acceptance of Modified Plan to Regain Compliance with Nasdaq Listing Rule

CONCORD, Mass., May 23, 2019 (GLOBE NEWSWIRE) -- Technical Communications Corporation (NasdaqCM: TCCO) today announced that on May 20, 2019, the Nasdaq Listing Qualifications department of the Nasdaq Stock Market notified the Company that it was not in compliance with Listing Rule 5250(c)(1) due to the company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 as well as its continued failure to file its Annual Report on Form 10-K for the fiscal year ended September 29, 2018 and Quarterly Report on Form 10-Q for the quarter ended December 29, 2018. Nasdaq Listing Rule 5250(c)(1) requires companies with securities listed on Nasdaq to timely file all required periodic reports with the U.S. Securities and Exchange Commission. Completion of the annual and quarterly reports has been impacted by the company’s review of its revenue recognition policy, which revealed errors in the company’s recognition of revenue for certain contracts resulting from a misinterpretation of accounting standards related to revenue recognition. TCC also expects to file restatements of the financial statements included in certain previously-filed periodic reports.

Nasdaq also notified TCC that it had accepted the company’s modified plan to regain compliance with such rule, which permits the continued listing of the Company’s common stock on the Nasdaq Capital Market. Nasdaq granted the Company an extension until no later than July 15, 2019 to file its Annual Report on Form 10-K for the fiscal year ended September 29, 2018 together with its Quarterly Reports on Form 10-Q for the quarters ended December 29, 2018 and March 31, 2019, and any restatements to previously-filed periodic reports of the Company impacted by the company’s review of its revenue recognition policy. Nasdaq had previously granted an extension for the filing of the Company’s Form 10-K for its 2018 fiscal year and Form 10-Q for the first quarter of fiscal 2019 until May 10, 2019.

About Technical Communications Corporation
For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended December 30, 2017, March 31, 2018 and June 30, 2018 and its Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the Commission and the “Risk Factors” section included therein (as the same may be amended from time to time).

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com